EXECUTIVE SENIOR DIRECTOR

===============================Excel/ Our Fee ====================

Keith Thode - VP Solution                                                              Independent Agent

12 Foundation / Aidmatrix

11511 Luna Road

Dallas, Texas 75234

Re: i2 Foundation / Aidmatrix Telecom Program

Definitions: As used in this Agreement, the following words have these meanings:

a.

“Agreement” means this Agreement between i2/Aidmatrix, BidGive and Danny Bradley.

b.

“Customer” means the person subscribing to Excel Services acting with authority or knowledge of the person whose name is on the account.

c.

“Excel” means Excel Telecommunications, Inc. providing telecom services.

d.

“Parties”  means i2/Aidmatrix via BidGive and me.

e.  “Designee” means selected person chosen by Danny Bradley -  currently Natalie McKeever.

f.

“Services” means the telecom services Excel provides to you and your i2/ Aidmatrix clientele base.

g.

“Subscribers” means the point at which i2/Aidmatrix clientele are able to utilize Excel Services.

h.

“Fundraiser” means the main benefiting entity.

This Agreement is to confirm our mutual understanding  that i2 Foundation/Aidmatrix will market Excel Communication’s products,  powered by VarTec Telecom, via BidGive, Inc.  It is our understanding that the mechanics of such activity will include the following:

1) i2 Foundation/Aidmatrix will be established as a Fundraiser / Sales Rep. entity within Excel*s compensation plan.

2) Potential Subscribers interested in participating with any such service will first register their name, phone number, email address and charity they wish to benefit on the BidGive Telecom Site.

3)

The BidGive Telecom Site will provide types of services, market price comparisons, and other pertinent information deemed necessary - with an available Link  to a customized Excel Order Site where they can complete their order.

4)

Excel shall pay a monthly Royalty to i2 Foundation/Aidmatrix equal to 2%-10% of all base customers’ fees derived from i2/Aidmatrix clientele base use of Excel*s products and services, as long as i2/Aidmatrix remains in good slanding with Excel. (See Royalty Schedule Attached).

5) As a Fundraiser, i2/Aidmatrix via BidGive, cannot sponsor any Independent Reps, Sales Reps, or other Fundraiser organizations.  The Excel Fundraiser position’s sole purpose is to “gather customers.”

6) It is understood that this is an i2/Aidmatrix Excel Telecom Fundraiser  via BidGive. All not-for-profit organizations associated with i2/Aidmatrix must participate directly through the i2/Aidmatrix fundraiser position with i2/Aidmatrix being the distribution center for all participating not-for-profit organizations.

7) Any and All not-for-profit organizations associated with BidGive that wish to participate as a Fundraiser, outside the main fundraiser entity, i2/Aidmatrix, for which this program was designed, must be sponsored by the same IR that sponsored i2/Aidmatrix. The fee to set up the Fundraiser will be $25 and the maximum payout to the fundraising organization will be 5% based on subscriber fees. (See Fundraiser Program)

8)

The Telecommunication Act of 1996 restricts certain uses of customer information obtained by carriers in providing telecom services to customers.  The act is intended to protect the privacy of information generated from customers* use of telecom services.  Protected customer information is referred to as Customer Proprietary Network Information or CPNI. CPNI is the information that Excel and other telecom carriers obtain about a customer when he or she subscribes to a telecom service such as local, long distance, or wireless.  Examples of a subscriber*s CPNI are information about 1. who they are,  2. whom they call, 3. when they call and 4. how long they talk.

Note: Excel only provides the subscriber(s) CPNI  to the personal sponsor or agent of the subscriber(s):

-

Name of each subscriber(s)

-

Amount of Usage of each subscriber(s)

 - This limited information is given to the personal sponsor/agent in order to recommend new products and services to subscriber(s) and to document the monthly Customer Generated Revenue {CGR} of subscriber(s), which produces, identifies, and validates the monthly commission check(s) payable to the personal sponsor/agent of each subscriber(s). (See Products & Services Legal Terms)

9)

The authorized agent and contact person for i2/Aidmatrix*s Excel Fundraiser Program is Keith Thode  - VP of Solutions with i2.  Keith is the only individual [contractor] that Excel/VarTec can legally discuss and provide CPN1 on any subscriber(s) that participate with i2/Aidmatrix*s Excel position - with the exception of Danny Bradley, your program Facilitator, NTD and ESD and/or his selected designee, Natalie McKeever.

10)

Any individuals or leads that derive from the i2/Aidmatrix program that wish to participate in the program as Independent Reps, must be shown the “Business Opportunity” and “Trained” by your program’s National Training Director, Danny Bradley, regardless of who i2/Aidmatrix allows to sponsor these Reps.

11)

i2/Aidmatrix via BidGive, Inc. must use only those Ads, Logos, and marketing materials that has been specifically approved by Excel/VarTec for this program, including payroll inserts, break room posters, and or cafeteria displays. (See Promotions & Advertising)

12)  During the first 12 months, from the initial launch of this program, i2/Aidmatrix via l3idGive*s coordinators agree to meet at least once a month with your program coordinator, Danny Bradley, or someone chosen by him, with a program progress report to discuss marketing ideas, concepts, and/or any issues of concern that may enhance or affect the i2/Aidmatrix Telecom program.

13)

During the life of this program, i2 Foundation/Aidmatrix via BidGive, must not promote or sell, directly or indirectly, on behalf of yourself or any other company that offers telecommunications services via network marketing sales channels, that offer or sell any products or services that compete with those offered by ExcelfVarTec and/or it affiliates, etc. (See Fundraiser Policies & Procedures)

14)

i2/Aidmatrix must provide program facilitator, Danny Bradley, and/or his select designee, Natalie MeKeever, direct access to the database of information given by potential Excel subscribers through the BidGive Telecom website in order for Danny*s VIP Excel account agent, assigned by Excel to service this account. This information will include 1.) Name on bill 2.) Registered phone number 3.) Email address.

- We commit and agree to use this information solely for tracking and verification purposes.

15) i2/Aidmatrix via BidGive shall conduct themselves in accordance with Excel*s Code of Ethics. (See Code of Ethics)

16)

All customers that elect to participate must only be sponsored by the established Fundraiser, i2/Aidmatrix, with the exception of those customers attached to not-for-profits associated directly with BidGive, whose Global ID is 9396216112.

17)

All corporations and not-for-profits participating in i2/Aidmatrix Telecom effort via BidGive, must only distribute material approved by Excel including payroll inserts, break room posters, cafeteria displays, etc.

18)

All approved marketing material, i.e. payroll inserts, posters, displays, emails and notices via company*s intranet must clearly identify BidGive*s Telecom website, Excel*s toll free order number, and i2/Aidmatrix*s Global ID Number listed above.

19)

This Agreement does not replace, nullify, or abolish any of Excel*s standard policies, procedures, rules and regulations in regard to i2/Aidmatrix, but rather highlights the mechanics, specific arrangements, and expected conduct of i2/Aidmatrix as it relates to Excel*s Policies & Procedures! Terms and Conditions.

20)

It is our understanding that i2 Foundation/Aidmatrix*s goal is to test the marketing in the Dallas market within the 1st quarter of 2003 followed by a national roll out plan mutually agreed upon with Excel/ VarTec.

21)

This Agreement constitutes the sole and only Agreement of the Parties and supersedes any prior understandings or written or oral agreements between the Parties respecting the subject matter of this Agreement.

If the forgoing meets with your approval, please indicate in the space provided.  As soon as practicable upon receipt of a signed copy of this Letter of Mutual Understanding, we will then begin the launch of the i2/Aidmatrix Fundraiser Telecom Program with Excel/VarTec.

Yours truly,

Danny Bradley - ESD

Date: January 26, 2003

Date: January 27, 2003

Mr. Keith Thode [VP, i2 Foundation: KT] Accepted

Mr. Jim Walker, [CEO, Bidgive]: JPW

Accepted

/s/ Keith Thode

/s/ James P. Walker

cc: Mr. Michael Jacobson [BidGive]

cc: Mr. Dave Wheeler [VarTec]

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310 Stoneledge   Irving, Texas, 75063    Phone (972) 444-8340  fax (972) 444-8405

Royalty Schedule

Excel shall pay i2 Foundation/Aidmatrix equal to 2% — 10% commission on all subscribers* monthly usage whom participate in i2 Foundation/Aidmatrix program [as customers] which consists of Excel*s Local, Wireless, Internet, Paging and Long Distance services - powered by VarTec Telecom, Inc.

The schedule of monthly usage commissions are as follows:

2% - $0 -1,500
5% -$1,501 - $3,000
6% - $3,001 - $5,000
7% - $5,001 - $7,000
8% - $7,001 - $9,000
9%-$9,001 -$11,000
10% - $11,00l and above

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310 Stoneledge   Irving, Texas, 75063    Phone (972) 444-8340  fax (972) 444-8405